UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2017

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PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Ireland	001-35676	98-1111119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Adelphi Plaza Upper George’s Street, Dún Laoghaire Co. Dublin, A96 T927 Ireland
(Address of principal executive offices including Zip Code)
Registrant’s telephone number, including area code: 011-353-1-236-2500
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2017, Prothena Therapeutics Limited and Prothena Biosciences Limited (collectively, “Prothena”), wholly owned subsidiaries of Prothena Corporation plc (together with its subsidiaries, the “Company”), entered into a Letter Agreement (the “Agreement”) with Boehringer Ingelheim Biopharmaceuticals GmbH (“BI”), effective as of March 31, 2017 (the “Effective Date”), under which BI reserved for Prothena capacity to manufacture and supply bulk drug substance of NEOD001 (Prothena’s investigational monoclonal antibody for the potential treatment of AL amyloidosis), PRX003 (Prothena’s investigational monoclonal antibody for the potential treatment of inflammatory diseases, including psoriasis and psoriatic arthritis) and possibly additional biologics (collectively, “Products”), and Prothena made commitments for the purchase of Products from BI.

Under a Master Process Development and Clinical Supply Agreement dated June 23, 2010, as amended (the “Existing MSA”), BI currently supplies NEOD001 and PRX003 to Prothena for clinical development. In the Agreement, BI and Prothena agreed to negotiate in good faith a new Master Technical Transfer and Supply Agreement (the “New MSA”) that will replace the Existing MSA and the Letter Agreement, provide for the technical transfer, clinical supply and/or commercial manufacture of Products, and have a term that expires on December 31, 2027.

Under the Agreement, BI committed to provide specified maximum manufacturing capacities for Products for each of the years 2018 through and including 2027, which commitments are binding for the years 2018 through and including 2024. Prothena in turn committed to purchase from BI specified minimum quantities of Products, at agreed prices (subject to adjustments), which commitments are binding for the years 2018 through and including 2024.

The Agreement provides that BI may, under specified circumstances, reduce its capacity commitments to Prothena, subject to BI’s support and bearing of certain costs (subject to certain limits) of the transfer of manufacturing technology to Prothena or another manufacturer and BI’s continued manufacture of the Products during such technology transfer. Prothena may, under specified circumstances, reduce its purchase commitments to BI, subject to cancellation payments to BI (unless BI is able to utilize the unused capacity for itself or another customer).

The Agreement commences on the Effective Date and expires on December 31, 2027, unless extended or earlier terminated. The Agreement may be terminated by either party in the event of the other party’s uncured material breach or the other party’s insolvency, bankruptcy or similar event unless rectified within a certain period. Prothena may terminate the Agreement, subject to prior written notice of varying time periods, (a) in the event of adverse government notices or clinical events, (b) in the event of limited regulatory approval of NEOD001 resulting in lack of demand for manufacturing capacity, or (c) for convenience.

The Agreement includes standard and customary provisions regarding, among other things, confidentiality, liability, remedies, termination, dispute resolution and assignability.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The Company intends to seek confidential treatment for certain portions of the Agreement pursuant to a Confidential Treatment Request to be submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 11, 2017	PROTHENA CORPORATION PLC

		By:	/s/ Tran B. Nguyen
		Name:	Tran B. Nguyen
		Title:	Chief Financial Officer